EXHIBIT 99.1

News Release
TANGER REPORTS SECOND QUARTER RESULTS
Drives Blended Rent Spreads of 4.1%
Grows Occupancy by 170 Basis Points to 94.9%
Raises Midpoint of Guidance

Greensboro, NC, August 8, 2022, Tanger Factory Outlet Centers, Inc. (NYSE:SKT), a leading owner and operator of upscale open-air outlet centers, today reported financial results and operating metrics for the three and six months ended June 30, 2022.

“Our results for the first half of 2022 demonstrate the continued achievement of our strategic priorities: accelerating leasing, commercializing marketing and reshaping operations at Tanger’s open-air shopping destinations,” said Stephen Yalof, President and Chief Executive Officer. “With a focus on delivering continued NOI growth, we are executing permanent leases with solid rent spreads, growing our occupancy and lengthening lease terms. This leasing momentum and sustained traffic levels reflect retailers’ enthusiasm to be located in our centers and consumers recognizing the value that can be found at Tanger.”

Mr. Yalof continued, “We continue to pursue opportunities to generate new revenue streams and unlock additional value in our portfolio. In May, we broke ground on our 37th shopping center in Nashville, and we recently announced our strategic partnership at Tanger Outlets Palm Beach, which is the 38th center in our portfolio. We are committed to delivering long-term growth for Tanger shareholders and are well-positioned to do so supported by our strong balance sheet and liquidity.”

Second Quarter Results

•Net income available to common shareholders was $0.19 per share, or $19.7 million, compared to $0.02 per share, or $2.3 million, for the prior year period. The prior year period included a loss on the early extinguishment of debt of $14.0 million, or $0.13 per share.
•Funds From Operations (“FFO”) available to common shareholders was $0.45 per share, or $48.8 million, compared to $0.30 per share, or $32.4 million, for the prior year period.
•Core Funds From Operations (“Core FFO”) available to common shareholders was $0.45 per share, or $48.8 million, compared to $0.43 per share, or $46.3 million, for the prior year period. Core FFO for the second quarter of 2022 excludes general and administrative expense of $2.4 million, or approximately $0.02 per share, related to certain executive severance costs, offset by a gain on sale of the corporate aircraft of $2.4 million, or approximately $0.02 per share. Core FFO in the second quarter of 2021 excludes the loss on the early extinguishment of debt discussed above. The Company does not consider these items indicative of its ongoing operating performance.

Year-to-Date Results

•Net income available to common shareholders was $0.38 per share, or $40.0 million, compared to $0.06 per share, or $6.2 million, for the prior year period. The prior year period included the loss on the early extinguishment of debt discussed above.
•FFO available to common shareholders was $0.90 per share, or $98.2 million, compared to $0.68 per share, or $70.6 million, for the prior year period.
•Core FFO available to common shareholders was $0.90 per share, or $98.3 million, compared to $0.84 per share, or $86.9 million, for the prior year period. Core FFO for the first half of 2022 excludes the general and administrative expense and gain on sale of the corporate aircraft discussed above. Core FFO for the first half of 2021 excludes the loss on the early extinguishment of debt discussed above and general and administrative expense of $2.4 million, or $0.02 per share, for compensation costs related to a voluntary retirement plan and other executive severance costs. The Company does not consider these items indicative of its ongoing operating performance.

FFO and Core FFO are widely accepted supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. Complete reconciliations containing adjustments from GAAP net income to FFO and Core FFO, if applicable, are included in this release. Per share amounts for net income, FFO and Core FFO are on a diluted basis.

Operating Metrics

Key portfolio results for the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures, were as follows:

•Occupancy was 94.9% on June 30, 2022, compared to 94.3% on March 31, 2022 and 93.2% on June 30, 2021
•Average tenant sales productivity grew to $450 per square foot for the twelve months ended June 30, 2022 from $423 per square foot for the twelve months ended June 30, 2021, an increase of 6.4% for both the total portfolio and on a same center basis
•Lease termination fees totaled $35,000 for the second quarter of 2022 and $2.7 million for the first half of 2022, compared to $0.7 million for the second quarter of 2021 and $1.4 million for the first half of 2021
•Same center net operating income (“Same Center NOI”) increased 5.1% to $79.8 million for the second quarter of 2022 from $75.9 million for the second quarter of 2021 and increased 7.4% to $158.0 million for the first half of 2022 from $147.1 million for the first half of 2021, driven by growth in occupancy and rental rates in 2022. Same Center NOI for the second quarter and first half of 2022 was also impacted by the reversal of revenue reserves (excluding straight-line rents) of approximately $0.6 million and $3.7 million, respectively, compared to $0.7 million and $2.4 million in the second quarter and first half of 2021, respectively. In addition, during the second quarter and first half of 2022, the Company recognized a straight-line rent reserve reversal (which does not impact Same Center NOI) of approximately $1.3 million

Same Center NOI is a supplemental non-GAAP financial measure of operating performance. A complete definition of Same Center NOI and a reconciliation to the nearest comparable GAAP measure is included in this release.

Development and Management Activity

In May 2022, Tanger broke ground on its 37th center in Nashville, TN. The center, which will be approximately 290,000 square feet, is expected to be completed in the fall of 2023 at an estimated total cost of $135 million to $145 million with a projected stabilized yield of 7.0% to 7.5%. Through June 30, 2022, Tanger had incurred costs of $18.3 million associated with this development.

In August 2022, Tanger announced a strategic partnership with Clarion Partners at Palm Beach Outlets in West Palm Beach, Florida. Effective July 28, 2022, Tanger assumed marketing, leasing and property management responsibilities at the 455,000 square foot property, which has been rebranded as Tanger Outlets Palm Beach and is the 38th center in Tanger’s portfolio.

Leasing Activity

As of July 31, 2022, Tanger had renewals executed or in process for 66.4% of total portfolio space (including the Company’s pro rata share of unconsolidated joint ventures) scheduled to expire during 2022 compared to 59.8% of expiring 2021 space as of July 31, 2021.

The following key leasing metrics are presented for the total domestic portfolio, including the Company’s pro rata share of domestic unconsolidated joint ventures.

•Total renewed or re-tenanted leases (including leases for both comparable and non-comparable space) executed during the twelve months ended June 30, 2022 included 345 leases, totaling over 1.7 million square feet

•Blended average rental rates increased 4.1% on a cash basis for all comparable renewals and re-tenanted leases that were executed during the twelve months ended June 30, 2022, representing a sequential improvement of 280 basis points. Comparable space excludes leases for space that was vacant for more than 12 months (non-comparable space)

Dividend

In July 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share, payable on August 15, 2022 to holders of record on July 29, 2022.

Balance Sheet and Liquidity

The following balance sheet and liquidity metrics are presented for the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures. As of June 30, 2022:

•Weighted average interest rate was 3.2% and weighted average term to maturity of outstanding debt, including extension options, was approximately 5.1 years
•Approximately 88% of the total portfolio’s square footage was unencumbered by mortgages

•Interest coverage ratio (calculated as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”) divided by interest expense) was 4.8x times for the first half of 2022 and 4.7x for the twelve months ended June 30, 2022
•Net debt to Adjusted EBITDAre (calculated as net debt divided by Adjusted EBITDAre) improved to 5.3x for the twelve months ended June 30, 2022 from 5.5x for the year ended December 31, 2021
•Total outstanding floating rate debt was approximately $107.9 million (principal), representing approximately 7% of total debt outstanding and 4% of total enterprise value
•Funds Available for Distribution (“FAD”) payout ratio was 42% for the first half of 2022

Adjusted EBITDAre, Net debt and FAD are supplemental non-GAAP financial measures of operating performance. Definitions of Adjusted EBITDAre, Net debt and FAD and reconciliations to the nearest comparable GAAP measures are included in this release.

Guidance for 2022

Based on the Company’s internal budgeting process and its view on current market conditions, management currently believes the Company’s net income and FFO per share for 2022 will be as follows:

For the year ending December 31, 2022:	Revised		Previous
	Low Range	High Range	Low Range	High Range
Estimated diluted net income per share	$0.71	$0.77	$0.69	$0.77
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.02	1.02	1.02	1.02
Estimated diluted FFO per share	$1.73	$1.79	$1.71	$1.79
Compensation related to executive severance	0.02	0.02	—	—
Gain on sale of non-real estate asset	(0.02)	(0.02)	—	—
Estimated diluted Core FFO per share	$1.73	$1.79	$1.71	$1.79

Tanger’s estimates reflect the following key assumptions:

•Same Center NOI growth for total portfolio (including the Company’s pro rata share of unconsolidated joint ventures) between 3.0% and 4.5%
•General and administrative expense, excluding executive severance costs, of between $69 million and $72 million. The year-over-year growth in general and administrative expense reflects Tanger’s continued investments in building the team and technology critical to executing its core strategies of reshaping operations, accelerating leasing and growing commercial strategy through digital transformation
•2022 weighted average diluted common shares of approximately 105.0 million for earnings per share and 110.0 million for FFO and Core FFO per share
•Combined annual recurring capital expenditures and second generation tenant allowances of approximately $45 million to $55 million
•Does not include the impact of the acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity

Second Quarter 2022 Conference Call

Tanger will host a conference call to discuss its second quarter 2022 results for analysts, investors and other interested parties on Tuesday, August 9, 2022, at 8:30 a.m. Eastern Time. To access the conference call, listeners should dial 1-877-605-1702. Alternatively, a live audio webcast of this call will be available to the public on Tanger’s Investor Relations website, investors.tangeroutlets.com. A telephone replay of the call will be available from August 9, 2022 at approximately 11:30 a.m. through August 23, 2022 at 11:59 p.m. by dialing 1-877-660-6853, replay access code #13730784. An online archive of the webcast will also be available through August 23, 2022.

About Tanger Factory Outlet Centers, Inc.

Tanger Factory Outlet Centers, Inc. (NYSE: SKT) is a leading operator of upscale open-air outlet centers that owns (or has an ownership interest in) and/or manages a portfolio of 37 centers with an additional center currently under development. Tanger’s operating properties are located in 20 states and in Canada, totaling approximately 14.0 million square feet, leased to over 2,700 stores operated by more than 600 different brand name companies. The Company has more than 41 years of experience in the outlet industry and is a publicly-traded REIT. Tanger is furnishing a Form 8-K with the Securities and Exchange Commission (“SEC”) that includes a supplemental information package for the quarter ended June 30, 2022. For more information on Tanger Outlet Centers, call 1-800-4TANGER or visit the Company’s website at www.tangeroutlets.com.

Safe Harbor Statement
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “forecast” or similar expressions, and include the Company’s expectations regarding future financial results and assumptions underlying that guidance, long-term growth, trends in retail traffic and tenant revenues, development initiatives and strategic partnerships, renewal trends, new revenue streams, its strategy and value proposition to retailers, uses of capital, liquidity, dividend payments and cash flows.

You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Important factors which may cause actual results to differ materially from current expectations include, but are not limited to: risks related to the impact of the COVID-19 pandemic and macroeconomic conditions, including rising interest rates and inflation, on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our inability to develop new outlet centers or expand existing outlet centers successfully; risks related to the economic performance and market value of our outlet centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our dispositions of assets may not achieve anticipated results; competition for the acquisition and development of outlet centers, and our inability to complete outlet centers we have identified; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; our dependence on rental income from real property; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; costs associated with the increased focus on environmental, sustainability and social initiatives; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; uncertainty relating to the potential phasing out of LIBOR; our potential failure to qualify as a REIT; our legal obligation to make distributions to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, including the recent changes in the U.S. federal income taxation of U.S. businesses; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism and other important factors set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2021, as may be updated or supplemented in the Company’s Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company’s Current Reports on Form 8-K that the Company files with the SEC.

Investor Contact Information	Media Contact Information

Doug McDonald	KWT Global
SVP, Finance and Capital Markets	Tanger@kwtglobal.com
336-856-6066
tangerir@tangeroutlets.com

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
Rental revenues	$101,409	$96,824	$206,018	$194,291
Management, leasing and other services	1,436	1,359	2,963	2,731
Other revenues	2,993	3,090	5,725	4,945
Total revenues	105,838	101,273	214,706	201,967
Expenses:
Property operating	32,697	31,250	69,455	66,561
General and administrative	19,329	15,700	34,796	32,493
Depreciation and amortization	26,220	27,732	52,463	55,882
Total expenses	78,246	74,682	156,714	154,936
Other income (expense):
Interest expense	(11,576)	(13,338)	(23,210)	(27,700)
Loss on early extinguishment of debt	—	(14,039)	—	(14,039)
Other income (expense) (1)	2,576	654	2,759	(2,851)
Total other income (expense)	(9,000)	(26,723)	(20,451)	(44,590)
Income (loss) before equity in earnings of unconsolidated joint ventures	18,592	(132)	37,541	2,441
Equity in earnings of unconsolidated joint ventures	2,227	2,728	4,740	4,497
Net income	20,819	2,596	42,281	6,938
Noncontrolling interests in Operating Partnership	(914)	(118)	(1,858)	(327)
Noncontrolling interests in other consolidated partnerships	—	—	—	—
Net income attributable to Tanger Factory Outlet Centers, Inc.	19,905	2,478	40,423	6,611
Allocation of earnings to participating securities	(222)	(196)	(437)	(403)
Net income available to common shareholders of Tanger Factory Outlet Centers, Inc.	$19,683	$2,282	$39,986	$6,208

Basic earnings per common share:
Net income	$0.19	$0.02	$0.39	$0.06

Diluted earnings per common share:
Net income	$0.19	$0.02	$0.38	$0.06
(1)The three and six months ended June 30, 2022 includes a $2.4 million gain on the sale of the corporate aircraft. The six months ended June 30, 2021 includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Rental property:
Land	$277,041	$268,269
Buildings, improvements and fixtures	2,537,507	2,532,489
Construction in progress	13,346	—
	2,827,894	2,800,758
Accumulated depreciation	(1,189,576)	(1,145,388)
Total rental property, net	1,638,318	1,655,370
Cash and cash equivalents	194,190	161,255
Investments in unconsolidated joint ventures	80,041	82,647
Deferred lease costs and other intangibles, net	67,482	73,720
Operating lease right-of-use assets	79,228	79,807
Prepaids and other assets	95,986	104,585
Total assets	$2,155,245	$2,157,384

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,037,086	$1,036,181
Unsecured term loan, net	298,783	298,421
Mortgages payable, net	60,146	62,474
Unsecured lines of credit	—	—
Total debt	1,396,015	1,397,076
Accounts payable and accrued expenses	76,512	92,995
Operating lease liabilities	88,330	88,874
Other liabilities	81,813	78,650
Total liabilities	1,642,670	1,657,595
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 104,394,792 and 104,084,734 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	1,044	1,041
Paid in capital	981,833	978,054
Accumulated distributions in excess of net income	(483,241)	(483,409)
Accumulated other comprehensive loss	(9,420)	(17,761)
Equity attributable to Tanger Factory Outlet Centers, Inc.	490,216	477,925
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	22,359	21,864
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	512,575	499,789
Total liabilities and equity	$2,155,245	$2,157,384

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CENTER INFORMATION
(Unaudited)

	June 30,
	2022	2021
Gross Leasable Area Open at End of Period (in thousands):
Consolidated	11,454	11,456
Partially owned - unconsolidated	2,113	2,113
Total Properties	13,567	13,569
Total Properties including pro rata share of unconsolidated JVs (1)	12,511	12,512

Outlet Centers in Operation at End of Period:
Consolidated	30	30
Partially owned - unconsolidated	6	6
Total Properties	36	36

Ending Occupancy:
Consolidated	94.8%	93.0%
Partially owned - unconsolidated	96.0%	95.8%
Total Properties including pro rata share of unconsolidated JVs	94.9%	93.2%

Total States Operated in at End of Period	20	20
(1)Amounts may not recalculate due to the effect of rounding.

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive severance, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company’s ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net, compensation related to voluntary retirement plan and other executive severance, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company's ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net Debt as Total Debt less Cash and Cash Equivalents and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company's leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTAL MEASURES
(in thousands, except per share)
(Unaudited)

Below is a reconciliation of Net Income to FFO and Core FFO:

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income	$20,819	$2,596	$42,281	$6,938
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	25,615	27,185	51,276	54,739
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,791	2,913	5,545	5,909
Loss on sale of joint venture property, including foreign currency effect (1)	—	—	—	3,704
FFO	49,225	32,694	99,102	71,290
Allocation of earnings to participating securities	(424)	(302)	(858)	(694)
FFO available to common shareholders (2)	$48,801	$32,392	$98,244	$70,596
As further adjusted for:
Compensation related to voluntary retirement plan and other executive severance (3)	2,447	—	2,447	2,418
Gain on sale of non-real estate asset (4)	(2,418)	—	(2,418)	—
Loss on early extinguishment of debt (5)	—	14,039	—	14,039
Impact of above adjustments to the allocation of earnings to participating securities	—	(106)	—	(128)
Core FFO available to common shareholders (2)	$48,830	$46,325	$98,273	$86,925
FFO available to common shareholders per share - diluted (2)	$0.45	$0.30	$0.90	$0.68
Core FFO available to common shareholders per share - diluted (2)	$0.45	$0.43	$0.90	$0.84

Weighted Average Shares:
Basic weighted average common shares	103,630	100,409	103,607	97,504
Effect of notional units	421	818	413	685
Effect of outstanding options	703	771	720	728
Diluted weighted average common shares (for earnings per share computations)	104,754	101,998	104,740	98,917
Exchangeable operating partnership units	4,762	4,795	4,762	4,795
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	109,516	106,793	109,502	103,712
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)For the 2022 period, represents executive severance costs. For the 2021 period, includes compensation costs related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021 and other executive severance costs.
(4)Represents gain on sale of the corporate aircraft.
(5)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023, for $163.0 million in cash. The loss on extinguishment of debt includes a make-whole premium of $13.0 million.

Below is a reconciliation of FFO to FAD:

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
FFO available to common shareholders	$48,801	$32,392	$98,244	$70,596
Adjusted for:
Corporate depreciation excluded above	605	547	1,187	1,143
Amortization of finance costs	782	1,494	1,541	2,667
Amortization of net debt discount	124	821	241	948
Amortization of equity-based compensation	4,251	2,763	6,959	6,608
Straight-line rent adjustments	(302)	478	1,035	1,521
Market rent adjustments	138	238	314	25
Second generation tenant allowances and lease incentives	(1,908)	(1,516)	(3,160)	(2,294)
Capital improvements	(5,216)	(2,686)	(6,625)	(3,642)
Adjustments from unconsolidated joint ventures	(265)	5	(38)	(538)
FAD available to common shareholders (1)	$47,010	$34,536	$99,698	$77,034
Dividends per share	$0.2000	$0.1775	$0.3825	$0.3550
FFO payout ratio	44%	59%	43%	52%
FAD payout ratio	47%	55%	42%	48%
Diluted weighted average common shares (1)	109,516	106,793	109,502	103,712
(1)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Below is a reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share:

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income	$20,819	$2,596	$42,281	$6,938
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(2,227)	(2,728)	(4,740)	(4,497)
Interest expense	11,576	13,338	23,210	27,700
Loss on early extinguishment of debt (1)	—	14,039	—	14,039
Other (income) expense	(2,576)	(654)	(2,759)	2,851
Depreciation and amortization	26,220	27,732	52,463	55,882
Other non-property (income) expenses	63	307	234	(93)
Corporate general and administrative expenses	19,328	15,746	34,813	32,517
Non-cash adjustments (2)	(157)	728	1,363	1,571
Lease termination fees	(35)	(127)	(2,631)	(800)
Portfolio NOI - Consolidated	73,011	70,977	144,234	136,108
Non-same center NOI - Consolidated	20	(1,562)	83	(1,645)
Same Center NOI - Consolidated (3)	$73,031	$69,415	$144,317	$134,463

Portfolio NOI - Consolidated	$73,011	$70,977	$144,234	$136,108
Pro rata share of unconsolidated joint ventures	6,804	6,871	13,707	12,952
Portfolio NOI - Total portfolio at pro rata share	79,815	77,848	157,941	149,060
Non-same center NOI - Total portfolio at pro rata share	20	(1900)	83	(1,985)
Same Center NOI - Total portfolio at pro rata share (3)	$79,835	$75,948	$158,024	$147,075
(1)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023, for $163.0 million in cash. The loss on extinguishment of debt includes a make-whole premium of $13.0 million.
(2)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(3)Sold outlet centers excluded from Same Center NOI:

Outlet centers sold:
Jeffersonville	January 2021	Consolidated
Saint-Sauveur, Quebec	March 2021	Unconsolidated JV

Below are reconciliations of Net Income to Adjusted EBITDA:

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income	$20,819	$2,596	$42,281	$6,938
Adjusted to exclude:
Interest expense	11,576	13,338	23,210	27,700
Depreciation and amortization	26,220	27,732	52,463	55,882
Loss on sale of joint venture property, including foreign currency effect (1)	—	—	—	3,704
Compensation related to voluntary retirement plan and other executive severance (2)	2,447	—	2,447	2,418
Gain on sale of non-real estate asset (3)	(2,418)	—	(2,418)	—
Loss on early extinguishment of debt (4)	—	14,039	—	14,039
Adjusted EBITDA	$58,644	$57,705	$117,983	$110,681

	Twelve months ended
	June 30,	December 31,
	2022	2021
Net income	$44,901	$9,558
Adjusted to exclude:
Interest expense	48,376	52,866
Depreciation and amortization	106,589	110,008
Impairment charges - consolidated (5)	6,989	6,989
Loss on sale of joint venture property, including foreign currency effect (1)	—	3,704
Compensation related to voluntary retirement plan and other executive severance (2)	3,608	3,579
Gain on sale of non-real estate asset (3)	(2,418)	—
Casualty gain	(969)	(969)
Loss on early extinguishment of debt (4)	33,821	47,860
Adjusted EBITDA	$240,897	$233,595
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)For the 2022 period, represents executive severance costs. For the 2021 period, includes compensation costs related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021 and other executive severance costs.
(3)Represents gain on sale of the corporate aircraft.
(4)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023, for $163.0 million in cash. In September 2021, the Company completed a redemption of the remaining 2023 Notes, $100.0 million in aggregate principal amount outstanding, and all of its 3.750% senior notes due 2024, $250.0 million in aggregate principal outstanding, for $381.9 million in cash. The loss on extinguishment of debt includes make-whole premiums of $44.9 million for both of these redemptions.
(5)Includes $563,000 for the twelve months ended December 31, 2021 of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.

Below are reconciliations of Net Income to EBITDAre and Adjusted EBITDAre:

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income	$20,819	$2,596	$42,281	$6,938
Adjusted to exclude:
Interest expense	11,576	13,338	23,210	27,700
Depreciation and amortization	26,220	27,732	52,463	55,882
Loss on sale of joint venture property, including foreign currency effect (1)	—	—	—	3,704
Pro rata share of interest expense - unconsolidated joint ventures	1,579	1,455	3,037	2,928
Pro rata share of depreciation and amortization - unconsolidated joint ventures	2,791	2,913	5,545	5,909
EBITDAre	$62,985	$48,034	$126,536	$103,061
Compensation related to voluntary retirement plan and other executive severance (2)	2,447	—	2,447	2,418
Gain on sale of non-real estate asset (3)	(2,418)	—	(2,418)	—
Loss on early extinguishment of debt (4)	—	14,039	—	14,039
Adjusted EBITDAre	$63,014	$62,073	$126,565	$119,518

	Twelve months ended
	June 30,	December 31,
	2022	2021
Net income	$44,901	$9,558
Adjusted to exclude:
Interest expense	48,376	52,866
Depreciation and amortization	106,589	110,008
Impairment charges - consolidated (5)	6,989	6,989
Loss on sale of joint venture property, including foreign currency effect (1)	—	3,704
Pro-rata share of interest expense - unconsolidated joint ventures	5,967	5,858
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	11,254	11,618
EBITDAre	$224,076	$200,601
Compensation related to voluntary retirement plan and other executive severance (2)	3,608	3,579
Gain on sale of non-real estate asset (3)	(2,418)	—
Casualty gain	(969)	(969)
Loss on early extinguishment of debt (4)	33,821	47,860
Adjusted EBITDAre	$258,118	$251,071
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)For the 2022 period, represents executive severance costs. For the 2021 periods, includes compensation costs related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021 and other executive severance costs.
(3)Represents gain on sale of the corporate aircraft.
(4)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023 (the “2023 Notes”) for $163.0 million in cash. In September 2021, the Company completed a redemption of the remaining 2023 Notes, $100.0 million in aggregate principal amount outstanding, and all of its 3.750% senior notes due 2024, $250.0 million in aggregate principal outstanding, for $381.9 million in cash. The loss on extinguishment of debt includes make-whole premiums of $44.9 million for both of these redemptions.
(5)Includes $563,000 for the twelve months ended December 31, 2021 of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.

Below is a reconciliation of Total Debt to Net Debt for the consolidated portfolio and total portfolio at pro rata share:

	June 30, 2022
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,396,015	$164,768	$1,560,783
Less: Cash and cash equivalents	(194,190)	(7,428)	(201,618)
Net debt	$1,201,825	$157,340	$1,359,165

	December 31, 2021
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,397,076	$164,730	$1,561,806
Less: Cash and cash equivalents	(161,255)	(9,515)	(170,770)
Net debt	$1,235,821	$155,215	$1,391,036